Filed Pursuant to Rule 424(h)
Registration Statement No. 333-212311-01

The information in the preliminary prospectus (as supplemented by this supplement) is not complete and may be changed.  The prospectus (as supplemented by this supplement) is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
SUPPLEMENT DATED SEPTEMBER 7, 2016
TO
PRELIMINARY PROSPECTUS DATED AUGUST 31, 2016

$1,248,230,000 or $1,497,970,000(1)
Mercedes-Benz Auto Receivables Trust 2016-1
Issuer
(CIK: 0001682524)

(1)	The determination regarding the initial principal amount of the Notes will be made no later than the day of pricing.

Daimler Retail Receivables LLC	Mercedes-Benz Financial Services USA LLC
Depositor	Sponsor, Servicer and Administrator
(CIK: 0001463814)	(CIK: 0001540252)

This supplement should be read in conjunction with the preliminary prospectus, dated August 31, 2016 (subject to completion).

This supplement is being filed for the purpose of amending “Appendix A – Static Pool Information for Prior Securitizations” in the preliminary prospectus.  Each of the percentages appearing in the columns “All-In SMM” and “ABS Speed” in Appendix A are hereby deleted and replaced as set forth below.

This supplement does not contain complete information about the offering of the notes.  No one may use this supplement to offer and sell the notes unless it is accompanied by the preliminary prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS SUPPLEMENT OR THE PRELIMINARY PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in the preliminary prospectus referenced above on the pages and in the sections identified below is hereby updated as follows:

Appendix A – Static Pool Information for Prior Securitizations:

•	Under the heading “Prepayment Speed Information” relating to MBART 2011-1 appearing on page A-5 in Appendix A, the percentages appearing in the columns under the headings “All-In SMM” and “ABS Speed” are deleted in their entirety and replaced with the following (the “Period” column is included for reference):

Period	All-In SMM	ABS Speed
Jun-11
Jul-11	1.91%	1.53%
Aug-11	1.77%	1.40%
Sep-11	1.62%	1.28%
Oct-11	1.66%	1.30%
Nov-11	1.57%	1.23%
Dec-11	1.74%	1.31%
Jan-12	1.84%	1.35%
Feb-12	1.64%	1.23%
Mar-12	2.01%	1.40%
Apr-12	2.03%	1.40%
May-12	2.09%	1.41%
Jun-12	2.01%	1.35%
Jul-12	2.08%	1.37%
Aug-12	2.21%	1.41%
Sep-12	1.73%	1.18%
Oct-12	2.64%	1.52%
Nov-12	2.14%	1.33%
Dec-12	2.37%	1.39%
Jan-13	2.62%	1.46%
Feb-13	2.17%	1.29%
Mar-13	2.60%	1.42%
Apr-13	2.96%	1.49%
May-13	2.72%	1.41%
Jun-13	2.17%	1.24%
Jul-13	3.28%	1.51%
Aug-13	2.67%	1.35%
Sep-13	2.61%	1.32%
Oct-13	2.94%	1.38%
Nov-13	2.63%	1.29%
Dec-13	3.08%	1.38%
Jan-14	3.42%	1.42%
Feb-14	2.65%	1.26%
Mar-14	3.35%	1.38%
Apr-14	3.12%	1.32%
May-14	3.10%	1.31%
Jun-14	2.91%	1.26%
Jul-14	3.01%	1.26%

•
Under the heading “Prepayment Speed Information” relating to MBART 2012-1 appearing on page A-14 in Appendix A, the percentages appearing in the columns under the headings “All-In SMM” and “ABS Speed” are deleted in their entirety and replaced with the following (the “Period” column is included for reference):

Period	All-In SMM	ABS Speed
Aug-12
Sep-12	1.19%	1.02%
Oct-12	1.56%	1.26%
Nov-12	1.54%	1.23%
Dec-12	1.75%	1.34%
Jan-13	1.67%	1.28%
Feb-13	1.53%	1.18%
Mar-13	1.76%	1.30%
Apr-13	2.02%	1.42%
May-13	1.98%	1.38%
Jun-13	1.58%	1.16%
Jul-13	2.27%	1.48%
Aug-13	2.17%	1.42%
Sep-13	2.02%	1.34%
Oct-13	2.13%	1.37%
Nov-13	1.91%	1.26%
Dec-13	2.40%	1.44%
Jan-14	2.35%	1.40%
Feb-14	2.10%	1.29%
Mar-14	2.51%	1.43%
Apr-14	2.56%	1.42%
May-14	2.60%	1.42%
Jun-14	2.59%	1.39%
Jul-14	2.63%	1.39%
Aug-14	2.19%	1.24%
Sep-14	2.96%	1.44%
Oct-14	2.74%	1.37%
Nov-14	2.15%	1.19%
Dec-14	3.43%	1.48%
Jan-15	2.90%	1.36%
Feb-15	2.31%	1.20%
Mar-15	3.70%	1.48%
Apr-15	3.14%	1.36%
May-15	2.66%	1.25%
Jun-15	3.22%	1.34%
Jul-15	3.16%	1.32%
Aug-15	3.00%	1.27%
Sep-15	3.25%	1.30%
Oct-15	3.55%	1.33%

•
Under the heading “Prepayment Speed Information” relating to MBART 2013-1 appearing on page A-23 in Appendix A, the percentages appearing in the columns under the headings “All-In SMM” and “ABS Speed” are deleted in their entirety and replaced with the following (the “Period” column is included for reference):

Period	All-In SMM	ABS Speed
Jun-13
Jul-13	1.47%	1.24%
Aug-13	1.58%	1.29%
Sep-13	1.59%	1.28%
Oct-13	1.64%	1.31%
Nov-13	1.25%	1.03%
Dec-13	1.67%	1.30%
Jan-14	1.78%	1.34%
Feb-14	1.46%	1.14%
Mar-14	1.77%	1.31%
Apr-14	1.79%	1.31%
May-14	1.81%	1.30%
Jun-14	1.93%	1.35%
Jul-14	1.85%	1.30%
Aug-14	1.88%	1.29%
Sep-14	2.04%	1.35%
Oct-14	1.98%	1.31%
Nov-14	1.81%	1.22%
Dec-14	2.41%	1.45%
Jan-15	2.29%	1.39%
Feb-15	1.72%	1.14%
Mar-15	2.81%	1.52%
Apr-15	2.36%	1.36%
May-15	2.00%	1.22%
Jun-15	2.57%	1.39%
Jul-15	2.31%	1.30%
Aug-15	2.29%	1.28%
Sep-15	2.49%	1.32%
Oct-15	2.45%	1.29%
Nov-15	2.30%	1.24%
Dec-15	2.68%	1.32%
Jan-16	2.54%	1.27%
Feb-16	2.45%	1.24%
Mar-16	2.64%	1.27%
Apr-16	2.31%	1.17%
May-16	2.77%	1.27%
Jun-16	2.81%	1.26%

•
Under the heading “Prepayment Speed Information” relating to MBART 2014-1 appearing on page A-32 in Appendix A, the percentages appearing in the columns under the headings “All-In SMM” and “ABS Speed” are deleted in their entirety and replaced with the following (the “Period” column is included for reference):

Period	All-In SMM	ABS Speed
Jun-14
Jul-14	1.33%	1.15%
Aug-14	1.16%	1.01%
Sep-14	1.45%	1.22%
Oct-14	1.54%	1.26%
Nov-14	1.13%	0.96%
Dec-14	1.65%	1.30%
Jan-15	1.56%	1.23%
Feb-15	1.32%	1.06%
Mar-15	2.04%	1.47%
Apr-15	1.70%	1.27%
May-15	1.61%	1.20%
Jun-15	2.05%	1.42%
Jul-15	1.87%	1.31%
Aug-15	1.60%	1.16%
Sep-15	2.07%	1.37%
Oct-15	1.98%	1.32%
Nov-15	1.70%	1.17%
Dec-15	2.31%	1.42%
Jan-16	2.13%	1.33%
Feb-16	2.12%	1.31%
Mar-16	2.44%	1.41%
Apr-16	2.08%	1.26%
May-16	2.33%	1.34%
Jun-16	2.21%	1.28%

•	Under the heading “Prepayment Speed Information” relating to MBART 2015-1 appearing on page A-39 in Appendix A, the percentages appearing in the columns under the headings “All-In SMM” and “ABS Speed” are deleted in their entirety and replaced with the following (the “Period” column is included for reference):

Period	All-In SMM	ABS Speed
Jun-15
Jul-15	1.47%	1.28%
Aug-15	1.36%	1.17%
Sep-15	1.28%	1.10%
Oct-15	1.37%	1.15%
Nov-15	1.13%	0.97%
Dec-15	1.43%	1.17%
Jan-16	1.36%	1.11%
Feb-16	1.56%	1.23%
Mar-16	1.73%	1.31%
Apr-16	1.50%	1.16%
May-16	1.77%	1.31%
Jun-16	1.75%	1.28%